UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 15, 2017

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450 Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
(949) 382-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
The New Home Company Inc. ("the Company") held its Annual Meeting of Stockholders on May 15, 2017 (the "Annual Meeting"). At the Annual Meeting, there were present in person or by proxy 19,884,313 votes, representing approximately 95.30% of the total outstanding eligible votes. The vote totals noted below are final voting results from the Annual Meeting.

Proposal 1
The Company’s stockholders elected the following four directors to the Board for a term of office expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, with voting results as follows:

Name	For	Withheld	Broker Non-Votes
H. Lawrence Webb	15,553,112	1,938,923	2,392,278
Paul Heeschen	15,575,062	1,916,973	2,392,278
Cathey S. Lowe	15,576,062	1,915,973	2,392,278
William A. Witte	15,584,485	1,907,550	2,392,278

Proposal 2
The Company’s stockholders ratified of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
19,752,948	127,572	3,793	-

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Home Company Inc.

Date: May 17, 2017	By:	/s/ Miek Harbur
Miek Harbur
Vice President, General Counsel and Secretary